EXHIBIT 10.3


                        Purchase Agreement

                Hill Lease - Navarro County, Texas


Gentlemen:

     This letter when executed by all parties shall produce a "Purchase Agreement" evidenced under the terms and conditions outlined below, by which Future Quest Nevada Inc. of 6302 Mesedge Dr., Colorado Springs, CO ("FQNI") shall acquire certain assets and rights, outlined below, obtained by American Stellar Energy, Inc. ("AMRS") with regards to a 15.5 acre tract located in Navarro County, Texas. The effective date of the sale shall be November 1st, 2005.

Assets & Rights:
---------------

History Description:     AMRS, Armen Energy LLC, and KKPT has heretofore
obtained from Randy Holifield, all his rights, title, and interests in 15.5 acres of leases delivering, between all Working Interest Partners, a 100% Working Interest, with a proportionately divided 75% Net Revenue Interest, as described in "Assignment of Oil, Gas, and Mineral Lease" (Hill Lease) dated April 15, 2005. Upon performance of the terms set forth below, AMRS agrees to sells its 45% Working Interest in the Farmout leases as more thoroughly described below.

Asset Description:


     1. A 45% Working Interest, delivering a 33.75% Net Revenue Interest obtained in the Hill Lease, summarized above.

     2. AMRS's percentage of all assets that have been paid for, or earned to date, now being the property of AMRS.

     3. AMRS's will receive all revenue derived from the sale of any production produced before November 4th, 2005, including all oil in tanks on the Hill Lease, less AMRS's proportionate share of operating costs and production taxes.

     4. Copies of all agreements, that would currently be in the possession of AMRS, covering any rights or obligations considered under this Purchase Agreement.

     5. Cooperation with regards to the transferring of rights and assets considered under this agreement.

ALL PROPERTIES ARE OFFERED AND WILL BE SOLD "AS IS", WITHOUT WARRANTY EXPRESS OR IMPLIED IN FACT OR BY LAW, WHETHER OF TITLE, OPERATING CONDITION, SAFETY, COMPLIANCE WITH GOVERNMENTAL REGULATIONS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSES, ENVIRONMENTAL OR OTHER CONDITION OR OTHERWISE. ALL WELLS, PERSONAL PROPERTY, MACHINERY, EQUIPMENT AND FACILITIES THEREIN, THEREON AND APPURTENANT THERETO ARE TO BE CONVEYED BY SELLER AND ACCEPTED BY BUYER PRECISELY AND ONLY "AS IS, WHERE IS".

ALL DESCRIPTIONS, INFORMATION AND OTHER MATERIALS ("DATA") FURNISHED BY SELLER, ARE FURNISHED SOLELY FOR CONVENIENCE PURPOSES AND ANY RELIANCE ON OR USE OF SUCH DATA IS AT BUYER'S SOLE RISK. AMERICAN STELLAR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR CORRECTNESS OF SUCH DATA OR AS TO THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES, IF ANY ATTRIBUTABLE TO THE PROPERTIES, OR THE ABILITY OF ANY PROPERTY TO PRODUCE HYDROCARBONS.

Purchase Price:

The total purchase price for the Interests and assets outlined above will be $37,000.00 (Thirty seven thousand dollars) paid for under the following terms and conditions;

     1) $37,000.00 (Thirty seven thousand dollars) due on November 4th, 2005

The payment shall be made by wire no later then the date outlined above. All payments shall be applied towards the total purchase price, as outlined above. Should Buyer not make the required payment on the date outlined above, the Assets & Rights outlined above shall revert back to American Stellar Energy, Inc. with no recourse.

Payment instructions are included below:

Wiring Instructions

Bank of America                    American Stellar Energy, Inc.
18 Blanchard Circle                2162 Acorn Court
Wheaton, IL 60187                  Wheaton, IL 60148
630-384-3925 Phone                 U.S.A

Routing Number = 071000039

For the account of:

American Stellar Energy, Inc.

Account Number =


If the foregoing adequately sets out your understanding of our agreement, please indicate so by signing in the space provided for below and returning one copy of this letter so executed to the undersigned.


Agreed to and Accepted this
1st day of November, 2005.



American Stellar Energy, Inc.             Future Quest Nevada Inc.

        /S/ Francis R. Biscan Jr.              /s/ Tim DeHerrera
Signed: _____________________________     By: ________________________
Print:  Francis R. Biscan Jr.             Name: Tim DeHerrera
Title:  President                         Title: President